SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 17, 1998
                            URSUS TELECOM CORPORATION
             (Exact name of registrant as specified in its charter)


Florida                                333-46197               65-0398306
(State or Other Jurisdiction          (Commission             (IRS Employer
of Incorporation or Organization)     File Number)          Identification No.)


        440 Sawgrass Corporate Parkway, Suite 112, Sunrise, Florida 33325
                    (Address of Principal Executive Offices)

        Registrant's telephone number, including area code (954-846-7887)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On September 17, 1998, pursuant to a Stock Purchase Agreement (the "Agreement') dated as of September 15, 1998, Ursus Telecom Corporation (the "Company") purchased all the issued and outstanding common stock of Access Authority, Inc. ("Access"). Pursuant to the Agreement, the shareholders of Access received aggregate consideration of $8 million in cash. The terms of the Agreement, including the purchase price, were negotiated by the parties on an arms' length basis.

Access is a provider of international long distance telecommunication services, including call reorigination, domestic toll-free access and various value-added features to small and medium sized business and individuals in over 38 countries throughout the world. Access markets its services through independent and a geographically dispersed sales force consisting of agents and wholesalers. Access operates a switching facility in Clearwater, Florida.

The Company utilized certain net proceeds of the Company's initial public offering to pay for the acquisition. After deducting the total expenses of such offering and the purchase price of $8 million, approximately $3.6 million of the net proceeds of such offering remain.


ITEM 7. FINANCIAL STATEMENTS; PRO FORMA FINANCIAL INFORMATION  AND EXHIBITS

(a)  Financial Statements of Businesses Acquired.

It is impracticable to provide the financial statements required relative to the acquired businesses described in Item 2 at the time this Report on Form 8-K is filed. The Registrant will file the required financial statements within 60 days of the filing of this Form 8-K.

(b)  Pro Forma Financial Information.

It is impracticable to provide the pro forma information required relative to the acquired businesses described in Item 2 at the time this Report on Form 8-K is filed. The Registrant will file the required financial statements within 60 days of the filing of this Form 8-K.

(c)  Exhibits

5.1   Press release dated September 18, 1998.

5.2 Stock Purchase Agreement by and among Access Authority Inc. ("Access" ), the shareholders of Access and Ursus Telecom Corporation dated as of September 15, 1998.

The exhibits to the Agreement are omitted pursuant to Rule 601(b)(2) of Regulation S-K. The following Schedule contains summary information extracted from the exhibits of the Agreement and is qualified in its entirety by reference to such exhibits.

                                    SCHEDULE

Exhibit A - Lists all shareholders of Access.

Exhibit B - Lists facilities of Access.

Exhibit C - Lists required consents.

Exhibit D - Lists monthly financial results

Exhibit E - Sets forth form of Escrow Agreement.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      URSUS TELECOM
                                      CORPORATION


                                      By: /S/ JOHANNES SEEFRIED
                                          Johannes S. Seefried
                                          Chief Financial Officer
                                          and authorized officer of registrant
Dated:  October 2, 1998